EXHIBIT 21


                                  SUBSIDIARIES
                                  ------------

Capital(UK) Media (UK) Limited                                            100.0%

         Onyx Television GmbH (Germany)                    100%

         Blink TV Limited, a U.K. joint venture             50%

         Tinerama Investments AG* (Luxembourg)              51%

Unimedia, S.A. (France)                                                    81.6%

         TopCard S.A.                                       90%

         Pixel, Ltd.                                       100%

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*        Tinerama Investments AG owns 61% of five Romanian corporations:
         Tinerama, Sadcom, Tiporama, Ion Escu and Radio Tinerama.